Exhibit 99.1

Flex Announces $2.0 Billion Convertible Preferred Investment into

Axiom Led by General Catalyst with Koch Equity Development

Transaction Highlights:

•	Strategic investment from General Catalyst, Koch Equity Development, and co-investors to support long-term growth at Axiom, Flex’s Cloud and Power Infrastructure segment

•	$2.0 billion convertible preferred equity investment is at an initial enterprise value for Axiom of $37.5 billion

•	Flex intends to separate Axiom into an independent, publicly traded company in the first quarter of calendar 2027

AUSTIN, Texas, October 5, 2026 /PRNewswire/ — Flex (NASDAQ: FLEX) announced today that it has entered into an agreement to sell $2.0 billion of shares of Series A Convertible Preferred Stock of Axiom Solutions International, Inc. (Axiom), Flex’s Cloud and Power Infrastructure segment, to funds affiliated with General Catalyst, Koch Equity Development, and co-investors. Through this strategic investment, Axiom will be positioned to further capitalize on the growing AI infrastructure demand as it prepares to operate as an independent company. Pro-forma for the separation, the investment will be solely in Axiom.

“This investment provides equity funding for our recently announced acquisition of EPC Power and will allow Axiom to have a strong balance sheet as we prepare to stand up as an independent, publicly traded company squarely focused on the power, thermal, and compute infrastructure the AI era demands,” said Revathi Advaithi, Chief Executive Officer of Flex and expected Chief Executive Officer of Axiom. “General Catalyst brings deep conviction in applied AI and a long track record partnering with companies building category-defining leaders, and we’re glad to have them partner with us as Axiom enters its next chapter. We believe this transaction reflects the value we see in Axiom’s business today and will translate into lasting value for Flex shareholders as the separation comes together.”

“Axiom sits at the center of the power and infrastructure buildout that AI demands, and we’ve been impressed by the team’s execution and the scale of the opportunity ahead,” said Hemant Taneja, Chief Executive Officer, General Catalyst. “We look forward to partnering with Axiom for the long term as it becomes an independent company and continues to invest in the technology and capacity this next phase of growth requires.”

“AI diffusion requires modern power solutions at scale,” said Madhu Namburi, Managing Director, General Catalyst. “Under Revathi’s leadership, we believe Axiom will become the defining power company of the AI era.”

As part of the investment, General Catalyst will have the right to nominate one director to Axiom’s board of directors, following completion of the separation.

The Convertible Preferred Stock pays a dividend of 10.0% per annum in cash prior to the separation, stepping down to 6.0% per annum in cash or 7.0% per annum if paid in kind following the separation, subject to increases after the fifth anniversary of the separation and certain other adjustments.

Net proceeds from the investment will be used to fund a portion of the purchase price of Axiom’s pending acquisition of EPC Power, to repay any equity bridge or other intermediate financing incurred in connection with the acquisition, to pay dividends on the Convertible Preferred Stock, or for general corporate purposes. Flex separately has secured committed term loan financing for the balance of the EPC power acquisition.

The investment is expected to close following receipt of customary regulatory approvals and satisfaction of other customary closing conditions.

Flex previously announced its intention to separate its Cloud and Power Infrastructure segment into an independent, publicly traded company, Axiom, which is expected to be completed in the first quarter of calendar 2027, subject to the satisfaction of customary conditions.

Advisors

PJT Partners is serving as financial advisor, and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel to Flex.

Davis Polk & Wardwell LLP is serving as legal counsel to General Catalyst.

About Flex

Flex (Reg. No. 199002645H) is the manufacturing partner of choice that helps leading brands design, build, and manage products that improve the world. With a global footprint spanning 30 countries, Flex delivers advanced manufacturing and supply chain solutions, innovative products and technology, and lifecycle services that support customers from concept to scale. In the AI era, Flex is helping customers accelerate data center deployment by solving power, heat, and scale challenges through cutting-edge power and cooling technology and scalable IT infrastructure solutions. For information about Flex’s intent to spin off its Cloud and Power Infrastructure portfolio, visit: https://flex.com/transaction-resources.

About General Catalyst

General Catalyst is a global investment and transformation company with venture at its core. We meet the most ambitious founders where they are from seed to growth stage and beyond to drive resilience and applied AI. With offices in San Francisco, New York City, Boston, Berlin, Bangalore, London, and Washington, D.C., we support entrepreneurs with a long-term view who challenge the status quo, and give them access to insanely powerful advantages. General Catalyst has supported the growth of 900+ businesses, including Airbnb, Anduril, Anthropic, Applied Intuition, Commure, Glean, Guild, Gusto, Helsing, Hubspot, Kayak, Livongo, Mistral, Ramp, Samsara, Snap, Stripe, Sword, and Zepto.

About Koch Equity Development

Koch Equity Development is the principal investment and acquisition arm of Koch, Inc., one of the largest privately held businesses in America. Since 2012, KED has deployed more than $40 billion in equity investments and acquisitions. With revenues that have exceeded $125 billion, Koch companies employ about 130,000 people worldwide, with nearly half of those in the United States.

Contacts

Flex Investors & Analysts

Michelle Simmons

Senior Vice President, Global Investor Relations and Public Relations

(669) 242-6332

Michelle.Simmons@flex.com

Flex Media & Press

press@flex.com

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate,” “believe,” “expect,” “intend,” “may,” “plan,” “project,” “will,” and similar expressions identify forward-looking statements. These forward-looking statements include, without limitation, statements regarding the convertible preferred investment in Axiom (the “Investment”), the acquisition of EPC Power Corp. (the “EPC Power Acquisition”) planned spin-off of our cloud and power infrastructure segment into an independent, publicly traded company (the “Spin-Off”); the expected timing of the closing of the Investment, EPC Power Acquisition and the Spin-Off and the ability to complete the Investment, the EPC Power Acquisition and the Spin-Off; the anticipated benefits of the EPC Power

Acquisition and the Spin-Off, including enhanced strategic focus, financial flexibility, and value creation for shareholders; the expected tax-free treatment of the Spin-Off for U.S. federal income tax purposes; the expected future performance of each of Flex and Axiom following completion of the EPC Power Acquisition and the Spin-Off; the impact of the EPC Power Acquisition on Flex’s Cloud and Power Infrastructure segment; the expected sources and structure of financing for the EPC Power Acquisition; management changes and leadership of each of Flex and Axiom; and statements about business strategies, growth opportunities, market position, and financial outlook for each of Flex and Axiom. These forward-looking statements are based on current expectations, estimates, and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

Risks and uncertainties related to the Investment, EPC Power Acquisition and the Spin-Off include, but are not limited to: uncertainties as to whether the Investment, EPC Power Acquisition and the Spin-Off will be completed and the timing thereof; the ability to achieve anticipated ratings of the Convertible Preferred Stock; the possibility that various conditions to the completion of the Investment, EPC Power Acquisition and the Spin-Off may not be satisfied or waived; the possibility that the Spin-Off will not qualify for the expected tax-free treatment for U.S. federal income tax purposes; the risk that the Spin-Off may be more difficult, time-consuming, or costly than expected, including the impact on Flex’s resources, systems, procedures, and controls; the possibility that the occurrence of any event or circumstance that could give rise to the right of one or more parties to the that certain Stock Purchase Agreement relating to the EPC Power Acquisition (the “EPC Purchase Agreement”) to terminate the EPC Purchase Agreement; potential adverse effects to the businesses of Flex or EPC Power during the pendency of the Investment, the EPC Power Acquisition and the Spin-Off, such as employee departures or distraction of management from business operations; the possibility that the strategic, operational, and financial benefits of the EPC Power Acquisition and the Spin-Off may not be achieved or may take longer to achieve than expected, including as a result of problems arising from the integration of the business of EPC Power; the failure to obtain, or delays in obtaining, required legal, regulatory or other approvals necessary to complete the Investment, the EPC Power Acquisition and the Spin-Off; disruption from the EPC Power Acquisition and the Spin-Off, including potential adverse effects on relationships with customers, suppliers, employees, and other business partners; competitive responses to the announcement or completion of the spin-off; diversion of management’s attention from ongoing business operations; the possibility of disputes, litigation, or unanticipated costs in connection with the EPC Power Acquisition and the Spin-Off; uncertainty regarding the financial performance of either company following the Spin-Off; negative effects of the announcement or pendency of the spin-off on the market price of Flex’s securities and/or on Flex’s financial performance; the ability to achieve anticipated capital structures, credit ratings, and financing in connection with the Spin-Off; the ability to retain key personnel; impacts of geopolitical conflicts; and any changes in general economic and/or industry-specific conditions. Additional information concerning risks relating to our business is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and in our subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”). All forward-looking statements are made as of the date hereof, and Flex assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

Important Information and Where to Find It

In connection with the proposed Spin-Off, Flex intends to file relevant materials with the SEC, including, among other filings, a proxy statement on Schedule 14A that will be mailed or otherwise disseminated to shareholders of Flex seeking their approval of the Spin-Off proposal. In addition, a registration statement on Form 10 (the “Form 10”) has been filed with the SEC by Axiom with respect to its common stock on September 15, 2026. This communication is not a substitute for the proxy statement and Form 10 or any other document that may be filed with the SEC by Flex or Axiom. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE FORM 10 AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED BY EACH OF FLEX AND AXIOM WITH THE SEC IN CONNECTION WITH THE PROPOSED SPIN-OFF (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT FLEX, AXIOM, THE PROPOSED SPIN-OFF AND RELATED MATTERS. Investors will be able to obtain free copies of the proxy statement and Form 10 and other relevant documents (when they become available) that will be filed by each of Flex and Axiom with the SEC on the SEC’s website at http://www.sec.gov. Investors also will be able to obtain free copies of the proxy statement and other relevant documents that will be filed by Flex with the SEC from the investor relations page on Flex’s website at investors.flex.com.

Participants in the Solicitation

Flex and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Flex in connection with the proposed Spin-Off. Information regarding Flex’s directors and executive officers and their ownership of Flex ordinary shares is contained in Flex’s proxy statement for its 2026 annual general meeting of shareholders, which was filed with the SEC on June 24, 2026, including under the headings “Corporate Governance,” “Fiscal Year 2026 Non-Employee Directors’ Compensation,” “Proposal No. 1: Re-election of Directors,” “Proposal No. 3: Non-Binding, Advisory Resolution on Executive Compensation,” “Compensation Discussion and Analysis,” “Executive Compensation,” “Information about our Executive Officers” and “Security Ownership of Certain Beneficial Owners and Management.” To the extent the holdings of the Flex securities by the Flex directors and executive officers have changed since the amounts set forth in the proxy statement for its 2026 annual general meeting of shareholders, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials when they are filed with the SEC in connection with the proposed Spin-Off. You may obtain free copies of these documents using the sources indicated above.